                                                                    EXHIBIT 99.1

                 INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Reliant Resources, Inc. (Reliant Resources) and subsidiaries (collectively, the Company) as of and for the year ended December 31, 2001 have been prepared based upon the Reliant Resources' historical consolidated financial statements. The pro forma financial statements have been prepared to describe the effect of the Company's acquisition of Orion Power Holdings, Inc. (Orion). On February 19, 2002, a wholly owned subsidiary of Reliant Resources merged with and into Orion, with Orion being the surviving company (Orion Acquisition). Upon consummation of the merger, Orion became a wholly owned subsidiary of Reliant Resources. The merger was completed under the terms of the Agreement and Plan of Merger, dated as of September 26, 2001, between Reliant Resources and Orion. In the merger, each outstanding share of Orion common stock was converted into the right to receive $26.80 in cash. The aggregate cash consideration paid in the merger was approximately $2.95 billion and was funded primarily under a one-year $2.9 billion bank credit agreement and $41 million repayment of a notes receivable from an affiliate.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Orion Acquisition as if it had occurred on December 31, 2001. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2001 gives effect to the Orion Acquisition as if it had occurred on January 1, 2001.

On a preliminary basis, the Company's purchase price allocation related to the Orion Acquisition and included in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2001 primarily includes fair value adjustments to property, plant and equipment, contracts, severance liabilities, debt and related deferred taxes. Based on the preliminary purchase price allocation the Company has recorded goodwill of approximately $1.3 billion.

The unaudited pro forma condensed consolidated financial statements do not purport to present the Company's actual results of operations as if the Orion Acquisition had occurred on January 1, 2001, nor are they necessarily indicative of the Company's financial position or results of operations that may be achieved in the future.

The unaudited pro forma condensed consolidated financial statements reflect the Orion Acquisition in accordance with Statements of Financial Accounting Standards (SFAS) No. 141 "Business Combinations" (SFAS No. 141) and SFAS No. 142 "Goodwill and Other Intangible Assets" (SFAS No. 142). The provisions of SFAS No. 141 and SFAS No. 142 that apply to goodwill and intangible assets are effective for business combinations initiated after June 30, 2001. For additional information regarding the Company's adoption of SFAS No. 141 and SFAS No. 142, please read Note 2(q) to the consolidated financial statements included in the Annual Report on Form 10-K/A of Reliant Resources (Amendment No. 1) for the year ended December 31, 2001 as filed with the SEC on July 5, 2002 (Reliant Resources 10-K/A).

The unaudited condensed consolidated pro forma financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Reliant Resources 10-K/A.

RESTATEMENT

As more fully described in Note 1 to the consolidated financial statements included in the Reliant Resources 10-K/A, on May 9, 2002, Reliant Resources determined that it had engaged in same-day commodity trading transactions involving purchases and sales with the same counterparty for the same volume at substantially the same price, which the personnel who effected these transactions apparently did so with the sole objective of increasing volumes. Reliant Resources commenced a review to quantify the amount and assess the impact of these trades (round trip trades). The Audit Committees of each of the Board of Directors of Reliant Resources and Reliant Energy, Incorporated (Reliant Energy), a diversified international energy services and energy delivery company that owns approximately 83% of Reliant Resources' outstanding common stock, also directed an internal investigation by outside legal counsel, with assistance by outside accountants, of the facts and circumstances relating to the round trip trades and related matters.

The Company currently reports all trading, marketing and risk management services transactions on a gross basis with such transactions being reported in revenues and expenses except primarily for financial gas transactions such as swaps. Therefore, the round trip trades were reflected in both the Company's revenues and expenses. The round trip trades should not have been recognized in revenues or expenses (i.e., they should have been reflected on a net basis). However, since the round trip trades were done at the same volume and substantially the same price, they had no impact on the Company's reported cash flows, operating income or net income.



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

In the course of the Company's review, the Company also identified and determined to record on a net basis several transactions for energy related services (not involving round trip trades) that totaled $45 million in 2001. These transactions were originally recorded on a gross basis.

In addition, during the May 2001 through September 2001 time frame, the Company entered into four structured transactions involving a series of forward or swap contracts to buy and sell an energy commodity in 2001 and to buy and sell an energy commodity in 2002 or 2003 (four structured transactions). The four structured transactions were intended to increase future cash flow and earnings and to increase certainty associated with future cash flow and earnings, albeit at the expense of 2001 cash flow and earnings. Each series of contracts in a structure were executed contemporaneously with the same counterparty and were for the same commodities, quantities and locations. The contracts in each structure were offsetting in terms of physical attributes. The transactions that settled in 2001 were previously recorded on a gross basis with such transactions being reported in revenues and expenses which resulted in $1.5 billion of revenues, $364 million in fuel and cost of gas sold and $1.2 billion of purchased power expense being recognized during the period from May 2001 through December 31, 2001. Having further reviewed the transactions, the Company now believes these transactions should have been accounted for on a net basis.

During the fourth quarter of 2000, two power generation swap contracts with a fair value of $261 million were terminated and replaced with a substantially similar contract providing for physical delivery and designated to hedge electric generation. The termination of the original contracts and execution of the replacement contract represented a substantive modification to the original contract. As a result, upon termination of the original contracts, a contractual liability representing the fair value of the original contracts and a deferred asset of equal amount should have been recorded. As of January 1, 2001, in connection with the adoption of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended, the deferred asset should have been recorded as a transition adjustment to other comprehensive loss. The liability and transition adjustment should have been amortized on a straight-line basis over the term of the power generation contract replacing the terminated power generation contracts (through May 2004). The Company previously did not give accounting recognition to these transactions. As a result, the Company has restated its Consolidated Balance Sheet as of December 31, 2001 and the Statement of Consolidated Stockholders' Equity and Comprehensive Income for the year ended December 31, 2001, to appropriately account for these transactions as described above. The restatement had no impact on the Company's reported consolidated cash flows, operating income or net income.

As a result of the transactions described above, the Company's consolidated financial statements and related disclosures for 1999, 2000 and 2001 were restated from amounts previously reported. The principal effects of the restatement on the Company's consolidated financial statements and related disclosures as of December 31, 2001 and for the year ended December 31, 2001 are set forth in Note 1 to the consolidated financial statements contained in the Reliant Resources 10-K/A. Also, as a result, the Company's unaudited pro forma condensed consolidated financial statements as of December 31, 2001 and for the year ended December 31, 2001 have been restated from amounts previously reported.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001

                                                         Company             Orion
                                                       Historical          Historical         Acquisition        Pro Forma
                                                         Balance            Balance           Adjustments         Balance
                                                     --------------      --------------     --------------     --------------
                                                     (as Restated)                                             (as Restated)
                                                                                  (in thousands)
Cash and cash equivalents.........................   $      118,453      $      183,719     $           --     $      302,172
Restricted cash...................................          167,421             336,714                 --            504,135
Accounts and notes receivable - principally
  customer........................................        1,182,140             134,113                 --          1,316,253
Accounts and notes receivable - affiliated
  companies, net..................................          415,081                  --            (40,822)           374,259
Inventories.......................................          174,035              58,969                 --            233,004
Trading and marketing assets......................        1,611,393                  --                 --          1,611,393
Non-trading derivative assets.....................          392,900              13,472                 --            406,372
Prepayments and other current assets..............          683,867              26,298             (3,754)           706,411
                                                     --------------      --------------     --------------     --------------
  Total current assets............................        4,745,290             753,285            (44,576)         5,453,999
                                                     --------------      --------------     --------------     --------------

Property, plant and equipment - net...............        4,558,542           3,350,893            685,376          8,594,811
                                                     --------------      --------------     --------------     --------------

Goodwill and other intangibles - net..............        1,206,350             167,706          1,276,848          2,650,904
Equity investments in unconsolidated
  subsidiaries....................................          386,841                  --                 --            386,841
Trading and marketing assets......................          446,610                  --                 --            446,610
Non-trading derivative assets.....................          254,168              11,563                 --            265,731
Other ............................................          693,905              44,851            (33,346)           705,410
                                                     --------------      --------------     --------------     --------------
  Total other assets..............................        2,987,874             224,120          1,243,502          4,455,496
                                                     --------------      --------------     --------------     --------------
    Total Assets..................................   $   12,291,706      $    4,328,298     $    1,884,302     $   18,504,306
                                                     ==============      ==============     ==============     ==============

Short-term borrowings and current portion of
  long-term debt..................................   $      320,538      $    1,614,334     $    2,908,000     $    4,842,872
Accounts payable, principally trade...............        1,002,326             102,768             87,855          1,192,949
Trading and marketing liabilities.................        1,478,336                  --                 --          1,478,336
Non-trading derivative liabilities................          399,277               3,090                 --            402,367
Accumulated deferred income taxes.................           37,034                  --             (3,754)            33,280
Other liabilities.................................          398,500              19,151                 --            417,651
                                                     --------------      --------------     --------------     --------------
  Total current liabilities.......................        3,636,011           1,739,343          2,992,101          8,367,455
                                                     --------------      --------------     --------------     --------------

Accumulated deferred income taxes.................               --               1,204            132,150            133,354
Trading and marketing liabilities.................          361,786                  --                 --            361,786
Non-trading derivative liabilities................          639,211              88,634                 --            727,845
Other ............................................          803,354              47,487            172,421          1,023,262
                                                     --------------      --------------     --------------     --------------
  Total other liabilities.........................        1,804,351             137,325            304,571          2,246,247
                                                     --------------      --------------     --------------     --------------

Long-term debt....................................          867,712             870,000            169,260          1,906,972
                                                     --------------      --------------     --------------     --------------

Common stock......................................               61               1,037             (1,037)                61
Additional paid-in capital........................        5,777,169           1,503,891         (1,503,891)         5,777,169
Retained earnings.................................          557,451             133,262           (133,262)           557,451
Treasury stock....................................         (189,460)                 --                 --           (189,460)
Deferred compensation and notes receivable from
  officers........................................               --              (5,499)             5,499                 --
Accumulated other comprehensive income (loss).....         (161,589)            (51,061)            51,061           (161,589)
                                                     --------------      --------------     --------------     --------------
  Total stockholders' equity......................        5,983,632           1,581,630         (1,581,630)         5,983,632
                                                     --------------      --------------     --------------     --------------
    Total liabilities and stockholders' equity....   $   12,291,706      $    4,328,298     $    1,884,302     $   18,504,306
                                                     ==============      ==============     ==============     ==============



  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements




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


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                   Company             Orion
                                                  Historical         Historical         Acquisition           Pro Forma
                                                   Balance            Balance           Adjustments            Balance
                                                --------------     --------------      --------------       --------------
                                                (as Restated)                                               (as Restated)
                                                                (in thousands, except per share amounts)
Revenues....................................    $   31,129,357     $    1,178,380                           $   32,307,737
Expenses:
  Fuel, cost of gas sold and purchased power        29,123,102            458,514                               29,581,616
  Operation and maintenance.................           510,759            186,801                                  697,560
  General, administration and development...           486,973             58,315                                  545,288
  Depreciation and amortization.............           246,764            137,932      $       19,582 (a)          404,278
     Total .................................        30,367,598            841,562              19,582           31,228,742
                                                --------------     --------------      --------------       --------------
Operating income............................           761,759            336,818             (19,582)           1,078,995
                                                --------------     --------------      --------------       --------------
Other income (expense)
  Interest income...........................            26,645             21,529                  --               48,174
  Interest expense..........................           (63,268)          (202,825)            (58,398)(b)         (324,491)
  Interest income - affiliate companies, net            12,477                 --              (1,295)(c)           11,182
  Other, net................................            88,370                 --                  --               88,370
                                                --------------     --------------      --------------       --------------
    Total other income (expense)............            64,224           (181,296)            (59,693)            (176,765)
                                                --------------     --------------      --------------       --------------
Income before income taxes and cumulative
  effect of accounting change...............           825,983            155,522             (79,275)             902,230
Income tax expense..........................           271,594             54,919             (30,125)(d)          296,388
                                                --------------     --------------      --------------       --------------
Income before cumulative effect of              $
  accounting change.........................           554,389     $      100,603      $      (49,150)      $      605,842
                                                ==============     ==============      ==============       ==============

Basic Earnings per Share....................    $         2.00                                              $         2.19
Diluted Earnings per Share..................    $         2.00                                              $         2.18

Weighted Average Common Shares Outstanding..           277,144                                                     277,144
                                                ==============                                              ==============

Diluted Weighted Average Common Shares
  Outstanding...............................           277,473                                                     277,473
                                                ==============                                              ==============

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(a) Represents adjustments to depreciation expense (based upon the Company's preliminary allocation of purchase price of the Orion Acquisition). The average estimated economic life of the assets acquired is 35 years.

(b) Represents additional interest expense on the $2.9 billion of external debt issued to finance the Orion Acquisition at an annual interest rate of 3.10%. Interest rates on this debt are based on London interbank offered rate (LIBOR) plus a margin. If the LIBOR rate were to increase by one-eighth of a percent, the interest expense would increase by a total of $3.7 million for the year ended December 31, 2001.

(c) Represents the reduction of interest income on the $41 million in cash to finance the Orion Acquisition, which had been invested with an affiliated company of Reliant Resources from May 4, 2001 through December 31, 2001.

(d) Represents the income tax expense effect of the pro forma adjustments at 38% combined federal and state statutory rate.




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